                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the use in this post-effective amendment No. 1 to the Registration Statement on Form S-1 of our report dated March 11, 2002 relating to the financial statements and financial statement schedule of Better Minerals & Aggregates Company, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

New York, New York
April 22, 2002